UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2024

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Backstop Agreement

On June 19, 2024, certain of the PIPE Investors (as defined below) (the “Backstop Buyers”) agreed that in the event that as of the close of business on the date that is 10 calendar days prior to the date Arch Therapeutics, Inc. (the “Company”) reasonably expects the closing of the Uplist PIPE (as defined below) to occur (the “Escrow Date”) there is not an amount of funds in escrow for the Uplist PIPE equal to $5,900,000 less the aggregate purchase price paid for the 2024 Notes (as defined below) (such circumstance, an “Escrow Deficiency”), then each of the Backstop Buyers will deposit in escrow the purchase price for a pro rata share of an amount, no greater than $1,500,000, equal to (A) $320,000 plus (B) (i) $5,900,000, minus (ii) the amount of funds in escrow on the Escrow Date, minus (iii) the aggregate purchase price paid by PIPE Investors for the 2024 Notes ( the “Backstop Amount”) of additional PIPE Pre-Funded Warrants (as defined below) and PIPE Investor Warrants (as defined below) under the PIPE SPA (as defined below) (such agreement, the “Backstop Agreement”), and shall purchase such additional PIPE Pre-Funded Warrants and PIPE Investor Warrants at the Uplist PIPE closing. In consideration for the execution by the Backstop Buyers of the Backstop Agreement, the Company agreed to issue to the Backstop Buyers, as soon as practicable, pre-funded warrants (the “Execution Backstop Pre-Funded Warrants”), in form and substance substantially similar to the PIPE Pre-Funded Warrants, to purchase an aggregate of 225,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Company also agreed to issue to the Backstop Buyers (i) additional pre-funded warrants (the “Funding Backstop Pre-Funded Warrants” and, together with the Execution Backstop Pre-Funded Warrants, the “Backstop Pre-Funded Warrants”) to purchase an amount of shares of Common Stock equal to 0.5 shares per dollar of funding deposited under the Backstop Agreement, or up to an aggregate of 750,000 shares, and (ii) investor warrants (the “Backstop Common Warrants”), in form and substance substantially similar to the PIPE Investor Warrants, to purchase an amount of shares of Common Stock equal to 0.65 shares per dollar of funding deposited under the Backstop Agreement, or up to an aggregate of 975,000 shares. The resale prospectus (the “Resale Prospectus”) in the registration statement on Form S-1, filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 26, 2022, as subsequently amended (the “Registration Statement”), currently covers the resale of the shares of Common Stock underlying the Backstop Pre-Funded Warrants and the Backstop Common Warrants. The Resale Prospectus assumes that no Escrow Deficiency will occur and thus no funding will be deposited under the Backstop Agreement and no Funding Backstop Pre-Funded Warrants or Backstop Common Warrants will be issued.

The preceding descriptions of the Backstop Agreement, Execution Backstop Pre-Funded Warrants, and Backstop Common Warrants are qualified in their entirety by reference to the copies of the Forms of Backstop Agreement, PIPE Pre-Funded Warrants, and PIPE Common Warrant filed herewith as Exhibit 10.1, Exhibit 4.1, and Exhibit 4.2 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Uplist PIPE

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on November 15, 2023, the Company and certain institutional and accredited individual investors (collectively, the “PIPE Investors”) entered into a Securities Purchase Agreement on November 8, 2023, as subsequently amended on June 19, 2024 by Amendment No. 1 to Securities Purchase Agreement (“PIPE SPA Amendment No. 1,” and such Securities Purchase Agreement, as amended, the “PIPE SPA”), pursuant to which the Company agreed to issue and sell to the PIPE Investors (i) warrants (the “PIPE Pre-Funded Warrants”) to purchase an aggregate of 1,430,650 shares of Common Stock (the “PIPE Pre-Funded Warrant Shares”) and (ii) warrants (the “PIPE Investor Warrants”) to purchase an aggregate 1,430,650 shares of Common Stock (the “PIPE Investor Warrant Shares” and together with the PIPE Pre-Funded Warrant Shares, the “PIPE Warrant Shares”), at a purchase price of $4.124 per PIPE Pre-Funded Warrant to purchase one share of Common Stock and accompanying PIPE Investor Warrant to purchase one share of Common Stock, for aggregate gross proceeds of $5.9 million, before deducting placement agent fees and estimated offering expenses, and expected net proceeds of $5.4 million after deducting placement agent fees and estimated offering expenses payable by the Company. The PIPE Pre-Funded Warrants and PIPE Investor Warrants will be issued as part of a private placement offering authorized by the Company’s board of directors (the “Uplist PIPE”). The Company currently intends to use the net proceeds it receives from the Uplist PIPE for product marketing and for general working capital purposes. The purpose of the Uplist PIPE is mainly to assist the Company in meeting the initial listing requirements of Cboe, including for purposes of the minimum stockholders’ equity requirement and the requirement of the Company to achieve its listing in connection with a firm commitment underwritten public offering.

A sufficient number of PIPE Investors agreed to waive the obligation to purchase securities under the PIPE SPA for one of the original PIPE Investors.

Between December 13, 2023 and March 28, 2024, certain of the PIPE Investors advanced the Company an aggregate of $1.25 million as partial prepayment of their respective purchase price under the PIPE SPA, which funds were advanced outside of the escrow provided for in the PIPE SPA, and which funds have been available to the Company in support of its operations (the “PIPE Advances”). On May 15, 2024, the 2024 Notes Investors (as defined below) purchased an aggregate of $2,220,000 in principal amount of 2024 Notes for an aggregate purchase price of $1,850,000, which amount was paid through the surrender and cancellation of the PIPE Advances by the 2024 Notes Investors and an incremental amount of $600,000 in cash. Under the PIPE SPA, a PIPE Investor’s obligation to purchase PIPE Pre-Funded Warrants and PIPE Investor Warrants is reduced by the purchase price paid by such PIPE Investor for 2024 Notes under the 2024 Notes SPA (as defined below). Accordingly, it is currently anticipated that PIPE Pre-Funded Warrants to purchase an aggregate of 982,056 shares of Common Stock and PIPE Investor Warrants to purchase an aggregate of 982,056 shares of Common Stock will be issued in the Uplist PIPE, for gross proceeds of $4,050,000, and expected net proceeds of $3,528,000, while the $2,220,000 in principal amount of 2024 Notes will automatically convert at the closing of the primary offering included in the Registration Statement (the “Primary Offering”) into (i) 2024 Note Conversion Pre-Funded Warrants (as defined below) to purchase an aggregate of 538,182 shares of Common Stock and (ii) 2024 Note Uplist Conversion Warrants (as defined below) to purchase an aggregate of 538,182 shares of Common Stock, reflecting a net addition for the benefit of the PIPE Investors that are 2024 Notes Investors of an aggregate of 89,700 shares underlying the 2024 Note Conversion Pre-Funded Warrants and 2024 Note Uplist Conversion Warrants, respectively, that is the result of the premium of the principal amount of $2,220,000 of the 2024 Notes over their purchase price of $1,850,000 (which purchase price, as stated above, has reduced the aggregate purchase price of the securities sold in the PIPE SPA).

The closing of the Uplist PIPE is contingent upon, among other conditions, the Registration Statement being declared effective by the SEC and the approval of the listing of the Common Stock on any securities exchange registered with the SEC as a “national securities exchange” under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the closing is expected to occur immediately prior to the pricing of the Primary Offering.

Under the PIPE SPA Amendment No. 1, the PIPE SPA was amended to redefine “Uplist” as the listing of the Company’s Common Stock on any securities exchange registered with the SEC as a “national securities exchange” under Section 6 of the Exchange Act. Further, the PIPE SPA was amended to make reference to the Backstop Agreement and to reduce the obligation to purchase securities under the PIPE SPA dollar for dollar by the aggregate Purchase Price (as defined in the 2024 Notes SPA) paid by such PIPE Investor for the 2024 Notes pursuant to the 2024 Notes SPA.

The preceding description of the PIPE SPA Amendment No. 1 is qualified in its entirety by reference to the copy of the Form of Amendment No. 1 to PIPE Securities Purchase Agreement herewith as Exhibit 10.2 to this Current Report on Form 8-K which is incorporated herein by reference.

Registration Rights Agreement

The Company also entered into a Registration Rights Agreement with the PIPE Investors dated November 8, 2023, as subsequently amended on June 19, 2024 by Amendment No. 1 to Registration Rights Agreement (“PIPE Registration Rights Agreement Amendment No. 1,” and such Registration Rights Agreement, as amended, the “PIPE Registration Rights Agreement”), pursuant to which the Company is obligated, subject to certain conditions, to file with the SEC within the earlier of (i) the closing date of the Uplist (as defined in the 2024 Notes) and (ii) the 60th calendar day following the date of the PIPE Registration Rights Agreement one or more registration statements to register the PIPE Warrant Shares, the 2022 Note Uplist Conversion Warrant Shares (as defined below) and the 2022 Note Conversion Pre-Funded Warrant Shares (as defined below) for resale under the Securities Act of 1933, as amended. The Company’s failure to satisfy certain filing and effectiveness deadlines and certain other requirements set forth in the PIPE Registration Rights Agreement may subject the Company to payment of monetary penalties. The Resale Prospectus currently covers the resale of the PIPE Warrant Shares, the 2022 Note Uplist Conversion Warrant Shares (as defined below) and the 2022 Note Conversion Pre-Funded Warrant Shares (as defined below).

On July 7, 2022, the Company announced that it had entered into a Securities Purchase Agreement, as subsequently amended with certain institutional and accredited individual investors (collectively, the “2022 Investors”) providing for the issuance and sale by the Company to the 2022 Investors of Convertible Promissory Notes (the “2022 Notes”). Under certain amendments to the 2022 Notes, 95% of the then outstanding principal amount of the 2022 Notes shall automatically convert (the “2022 Notes Automatic Conversion”) into shares of Common Stock, with the conversion price for purposes of such 2022 Notes Automatic Conversion being $4.00, upon the closing of the Uplist. Upon the 2022 Notes Automatic Conversion and to the extent that the beneficial ownership of a holder of 2022 Notes (a “2022 Notes Holder” and, all holders of 2022 Notes together, the “2022 Notes Holders”) would increase over the applicable ownership limitation (as set forth in the 2022 Notes), the 2022 Notes Holder will receive pre-funded warrants (the “2022 Note Conversion Pre-Funded Warrants”, and the shares issuable upon exercise thereof, the “2022 Note Conversion Pre-Funded Warrant Shares”) in lieu of shares of Common Stock otherwise issuable to the 2022 Notes Holder in connection with the 2022 Notes Automatic Conversion, which 2022 Note Conversion Pre-Funded Warrants shall have an exercise price of $0.001 per share, may be exercised on a cashless basis, shall be exercisable immediately upon issuance and shall contain a customary beneficial ownership limitation provision.

In addition, upon the 2022 Notes Automatic Conversion, the 2022 Notes Holders shall receive a warrant (the “2022 Note Uplist Conversion Warrant”, and the shares issuable upon exercise thereof, the “2022 Note Uplist Conversion Warrant Shares”) to purchase a number of shares of Common Stock equal to 10 times the dollar amount under the 2022 Notes that was converted in the 2022 Notes Automatic Conversion. The 2022 Note Uplist Conversion Warrant shall have an exercise price per share of $4.00 and shall otherwise be identical to the PIPE Investor Warrants.

The preceding description of the PIPE Registration Rights Agreement Amendment No. 1 is qualified in its entirety by reference to the copy of the Form of Amendment No. 1 to PIPE Registration Rights Agreement herewith as Exhibit 10.3 to this Current Report on Form 8-K which is incorporated herein by reference.

PIPE Advances

Under the terms of the PIPE Advances, since the Common Stock has not been approved for listing on the Nasdaq Capital Market by March 31, 2024, with respect to a portion of the PIPE Advances, or April 30, 2024, with respect to the remainder of the PIPE Advances, the Company has issued to the advancing parties (A) additional pre-funded warrants (the “PIPE Advance Penalty Pre-Funded Warrants”) to purchase up to an aggregate of 75,776 shares of Common Stock (which represents a 25% addition) and (B) additional investor warrants (the “PIPE Advance Penalty Common Warrants”) to purchase up to an aggregate of 75,776 shares of Common Stock. The Resale Prospectus currently covers the resale of the shares of Common Stock underlying the PIPE Advance Penalty Pre-Funded Warrants and the PIPE Advance Penalty Common Warrants.

2024 Notes

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on May 21, 2024, the Company entered into a Securities Purchase Agreement (the “2024 Notes SPA”) on May 15, 2024 with certain institutional and accredited individual investors who are also PIPE Investors (collectively, the “2024 Notes Investors”) providing for the issuance and sale by the Company to the 2024 Notes Investors certain Secured Promissory Notes (each a “2024 Note” and collectively, the “2024 Notes”) convertible into shares of Common Stock. As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on June 18, 2024, an additional investor, which is not a PIPE Investor (the “Additional 2024 Notes Investor”), purchased 2024 Notes on June 12, 2024 in the principal amount of $180,000, including an original issue discount of $30,000. The 2024 Notes were issued as part of a convertible notes offering authorized by the Company’s board of directors (the “2024 Notes Financing”).

In connection with the 2024 Notes Financing, the Company issued and sold to the 2024 Notes Investors and the Additional 2024 Notes Investor the 2024 Notes in the aggregate principal amount of $2,400,000, which includes an aggregate $400,000 original issue discount in respect of the 2024 Notes. The aggregate net proceeds for the sale of the 2024 Notes was approximately $2,000,000, after deducting issuance discounts. The closing of the sales of the 2024 Notes to the 2024 Notes Investors under the 2024 Notes SPA occurred on May 15, 2024 . The Company is using the net proceeds from the 2024 Notes Financing primarily for working capital and general corporate purposes, and has not allocated specific amounts for any specific purposes.

The 2024 Notes become due and payable on June 30, 2024 (the “2024 Notes Maturity Date”) and may be prepaid provided that an Event of Default (as defined therein) has not occurred.

The 2024 Notes are convertible into an aggregate of 600,000 shares of Common Stock at the option of each holder of the 2024 Notes from their issuance date at the 2024 Conversion Price (as defined below) through the later of (i) the 2024 Notes Maturity Date and (ii) the date of payment of the Default Amount (as defined in the 2024 Notes); provided, however, the 2024 Notes include a provision preventing such conversion if, as a result, the holder, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the outstanding shares of the Common Stock (the “2024 Notes Ownership Limitation”) immediately after giving effect to the conversion; and provided further, the holder, upon notice to the Company, may increase or decrease the 2024 Notes Ownership Limitation; provided that (i) the 2024 Notes Ownership Limitation may only be increased to a maximum of 9.99% of the outstanding shares of the Common Stock; and (ii) any increase in the 2024 Notes Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice.

The initial conversion price of the 2024 Notes (the “2024 Conversion Price”) shall be equal to $4.00 per share and may be reduced or increased proportionately as a result of any stock dividends, recapitalizations, reorganizations, and similar transactions. If the Company fails to deliver the shares of Common Stock issuable upon a conversion by the Deadline (as defined in the 2024 Notes), then the Company is obligated to pay such 2024 Note holder $5,000 per day in cash for each day beyond the Deadline.

Upon the closing of the Primary Offering, 100% of the then outstanding principal amount of the 2024 Notes shall automatically convert (the “2024 Notes Automatic Conversion”) into shares of Common Stock, with the conversion price for purposes of such 2024 Notes Automatic Conversion being $4.125. Upon the 2024 Notes Automatic Conversion and to the extent that the beneficial ownership of a holder of 2024 Notes (a “2024 Notes Holder” and, all holders of 2024 Notes together, the “2024 Notes Holders”) would increase over the applicable 2024 Notes Ownership Limitation, the 2024 Notes Holder will receive pre-funded warrants (the “2024 Note Conversion Pre-Funded Warrants”) in lieu of shares of Common Stock otherwise issuable to the 2024 Notes Holder in connection with the 2024 Notes Automatic Conversion, which 2024 Note Conversion Pre-Funded Warrants shall have an exercise price of $0.001 per share, may be exercised on a cashless basis, shall be exercisable immediately upon issuance and shall contain a customary beneficial ownership limitation provision.

In addition, upon the 2024 Notes Automatic Conversion, the 2024 Notes Holder shall receive a warrant (the “2024 Note Uplist Conversion Warrant”) to purchase a number of shares of Common Stock equal to the number of shares of Common Stock (or shares of Common Stock underlying 2024 Note Conversion Pre-Funded Warrants, if any) issued upon the 2024 Notes Automatic Conversion. The 2024 Note Uplist Conversion Warrant shall have an exercise price per share of $4.00 and shall otherwise be identical to the PIPE Investor Warrants. The Company also agreed in the 2024 Notes to file no later than 60 days after the closing of the Primary Offering a registration statement on Form S-4, or other appropriate form, registering the offer by the Company to exchange, on a one-for-one basis, all outstanding PIPE Investor Warrants, 2024 Note Uplist Conversion Warrants and Exchange Investor Warrants for newly issued warrants identical to the Investor Warrants being sold in the Primary Offering, which warrants are expected to be listed on Cboe under the symbol “ARTHW.”

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
4.1	Form of PIPE Pre-Funded Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1/A filed on November 9, 2023).
4.2	Form of PIPE Common Warrant (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1/A filed on November 9, 2023).
10.1	Form of Backstop Agreement
10.2	Form of Amendment No. 1 to PIPE Securities Purchase Agreement
10.3	Form of Amendment No. 1 to PIPE Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: June 25, 2024	By:	/s/ Terrence W. Norchi, M.D.
	Name:	Terrence W. Norchi, M.D.
	Title:	President, Chief Executive Officer